Exhibit 10.46

CONSENT TO

SELL PARTNERSHIP INTEREST

OF IRC L.P.

I, Micheal Ocello, manager of Ltd. Investment Group LLC hereby agree and acknowledge that Ltd. Investment Group LLC will receive $90,000 (Ninety Thousand Dollars) from VCG Holding Corp. in exchange for its 2% Limited Partnership interest in IRC L.P.

Signed this 21 day of February, 2007.

LTD. INVESTMENT GROUP LLC

/s/ Micheal Ocello
Micheal Ocello, Manager